UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2023

Stride, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11720 Plaza America, 9th Floor, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2023, the Board of Directors (the “Board”) of Stride, Inc. (the “Company”) elected, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), Dr. Ralph Smith and Ms. Allison Lawrence to serve as members of the Board effective immediately. The Board also appointed Dr. Smith to serve as a member of the Nominating Committee and appointed Ms. Lawrence to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”). In connection with the elections, the Board approved an increase in the size of the Board from eight members to ten members.

There are no arrangements or understandings between Dr. Smith or Ms. Lawrence and any other person pursuant to which Dr. Smith or Ms. Lawrence was selected as a director of the Company. Each of Dr. Smith and Ms. Lawrence will serve as a director of the Company until the next annual meeting of stockholders of the Company and until his or her respective successor is elected and qualified or until his or her earlier resignation, death or removal.

Each of Dr. Smith and Ms. Lawrence will be compensated in accordance with the Company’s Amended Non-Employee Directors Compensation Plan (the “Plan”) in effect from time to time. Based on the Plan, each of Dr. Smith and Ms. Lawrence will receive an annual award of restricted stock equivalent to $200,000, an annual cash retainer of $70,000 for service as a member of the Board, and an additional annual fee of $5,000 for service on the Nominating Committee and Compensation Committee, respectively, prorated for the period from the date of appointment to December 31, 2023.

Item 7.01.	Regulation FD Disclosure.

On March 27, 2023, the Company issued a press release announcing the elections of Dr. Smith and Ms. Lawrence to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Stride, Inc. dated March 27, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stride, Inc.

Date: March 27, 2023	By: /s/ Vincent W. Mathis
	Name:	Vincent W. Mathis
	Title:	Executive Vice President, General Counsel and Secretary